Exhibit 10.1 Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted. 8 SJ ESS CO SUL Tl G AGREEME T Tl IIS BUSINESS CONSULTING AGRl-,t::MENl (this ··Agreement") is made and entered into as of October 28th• 2015 (the ··Effective Date"). b) and bctv.een Ruc;h Street Interactive LLC. a Dela\,are limited liability company.[***] an Estonian private limited company (hereinafter referred to as the ··Consultant"). I. Consulting Services. (a) During the term of this Agreement, Consultant shall perform services for and on behalf of Rush Street Interactive LLC and/or its affiliated entities (individual!) and collectivcl) hereinafter referred to as "Com pan)") described in Exhibit A hereto (the "�en ices·· ) or any additional !>latcmcnts of "'ork entered into by the parties. Consultant may not delegate or subcontract any services\\ ithout the prior \Hillen consent of Company. For purposes of this Agreement. ··sen ices .. refers to all consulting !>en ices pro, ided b) Consultant. (b) In connection v. ith the Services. Consultant shall (i) provide the Services requested b) Company as denoted herein; and (ii) travel 10 such locations at such times as are reasonabl)' requested by Compan). 2. Compensation. For successful provision of the Services. the Company shall pay Consultant the amounts set forth on Cxhibit A. Compem,ation will be paid after submission of im,oices b) Consuhant including timcsheets and such other infonnation as the C'ompan) reasonably requests. 3. 1 enn. 1 hb Agreement shall be cfTccth e as of the 1-llccti\-e Date and shall continue until the termination of the engagement b) Consultant or Com pan) pursuant to the tcnns of this Agreement. 4. l a:,.es. Consultant ackno" ledge:. and agrees that neither the Compan) nor an) of its affiliates \\-ill make federal. state or local tax or employment insurance, social securit) withholdings from the compensation set forth above. Consultant shall repor1 and pay an) contributions for taxes. unemplo)ment insurance. social sccurit) and other cqui\'alcnt bencfib (collecti, ely. "laxes"). Consultant shall indemnify, defend and hold the Company and its affiliates harmless from and against any and all liabilities, obligations. claim�. penalties. fines or losses. including attorne) ·s fees and costs. resulting from or in an) v.a} related to Consultant's failure to pa) an) faxes. Consultant further acknowledges and agrees that Consultant b not entitled to or eligible to participate in any of the Compan) ·s or its atliliatcs· life, disabilir,v. health and dental insurance programs. 40 I (k) plans. vacation benefits or other benefits availablt: to emplo)ee� of the Compan) or its affiliates. 5. Termination. The Compan) may terminate this agreement on 30 days· written notice to Consultant at an) time with or without cause in the sole discretion of the Compan). Consultant ma) terminate thi� Agreement on 90 da)s· \Hillen notice to the Compan) \\hich time period may be shortened in the !>Ole discretion of the Com pan). 6. Independent Contractor. 1 his Agreement shall not constitute an employer- employee relationship. It i s the intention of the partie::. that Con�ultant shall be at all times an ...

independent contractor of the Company. Consultant shall not have any authority to act as the agent of the Company and shall not have the authority to, and shall not, bind the Company or any of its affiliates to any agreements or obligations with a third party except as otherwise authorized by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of its services hereunder shall be under the sole control of Consultant.

7. Proprietary Information.

(a) *Definition of Proprietary Information*. For purposes of this Agreement, "Proprietary Information" means all information relating to the Company and its affiliates heretofore or hereafter acquired, developed or used during the term of Consultant's engagement and which is not otherwise generally available to the public, including without limitation, all information in any application or submission made to a Gaming Board (defined below) as well as information related to the Company and/or its technology, strategy, affiliates' operations, performance, product development and marketing plans, security and loss control systems and internal controls, gaming customer databases and player identification systems, accounting information and financial records (including benchmarks and formulas), business plans, key personnel, clients and customers, vendors, suppliers, distributors and consultants, pricing information, advertising, branding, and promotional materials, development plans, training programs (including manuals, handbooks, video and audio tapes or files), and other documents or media that contain the Company's and/or its affiliates' trade secrets or proprietary information. Confidential Information also includes sensitive and proprietary information provided to the Company and/or its affiliates by clients, customers, vendors, regulators and other Stakeholders (as defined below), including certain information that is shared with Company and/or its affiliates in confidence. Consultant acknowledges that Proprietary Information is a special and valuable asset that is developed, protected and owned by the Company, is regularly used in the planning and operation of Company's and/or its affiliates' business and is the subject of adequate measures, including without limitation, this Agreement and Company and/or its affiliates policies and other measures, to protect its confidentiality. The parties acknowledge that Proprietary Information can exist in any form, including oral or written statements, information remembered, stored electronically and/or embodied in objects or processes.

(b) *Non-Disclosure*. During the term of Consultant's engagement as a consultant for the Company and thereafter, Consultant will not use, except for the benefit of the Company, and shall not disclose to any third party any Proprietary Information except as necessary to perform its responsibilities for the Company and in each case pursuant to confidentiality agreements at least as protective of such information as this Agreement. Consultant further acknowledges that as between the Company and Consultant all Proprietary Information, and all improvements or modifications thereto, is and shall be owned exclusively by the Company. Consultant agrees to at all times exercise all diligent precautions to protect the integrity of any and all documents embodying Proprietary Information and, upon termination of the engagement for any reason, to promptly deliver to the Company the originals and copies of all Proprietary Information and all other documents or materials in Consultant's possession that relate to the Company or Consultant's engagement by the Company and any services Consultant has provided to any other entity affiliated with the Company. Consultant further agrees to maintain the integrity of all electronically or magnetically stored information and agrees not to

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alter. delete, damage or othcr"'ise destroy such information bc:fore returning it to the Company either during the engagement or after the termination of the engagement. Consultant further agrees to refrain from disclosing the existence of this Agreement or any relationship between Consultant and Company without the prior •Mitten consent of Company. (c) Former Employer Information. Consultant represents that its performance of all provisions of this Agreement will not breach an) agreement or other obligation to keep in confidence proprietary or confidential information known to Consultant before or after the commencement of its performance of services for the Company. Consultant will not disclose to the Company. use in the performance of its work for the Company. or induce the Company Lo use, any Inventions (as defined below). confidential or proprietar) information. or other material in violation of any obligation of confidentiality to any third party or in violation of such party's proprietar) rights. (d) Third Party information. Consultant understands that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information ( .. Third Part, Information") and to use it only for certain limited purposes. Third Party Information will be considered Proprietary Information of the Company and Consultant will hold all such Third Party Information in confidence and not disclose it to any person. firm or corporation or use it except as necessary in carrying out its work for the Company consistent with the Company's agreement "'ith such third party. (e) Unauthorized Use or Disclosure. Consultant �hall promptly notify the Company if he learns of any possible unauthorized use or disclosure of Proprietary Information and shall cooperate fully with the Company to enforce its rights in such infonnation. 8. Inventions. (a) Definitions of Inventions and ( ·011s11/tant Inventions. For purposes of this Agreement. .. Inventions .. means all inventions. methods, processes. works of authorship, ideas. concepts. knO\\ •how. and trade secrets, whether or not patentable or registrable under copyright or similar laws. including: software (in any form including source code and object code). algorithms. application programming interfaces (APls), technical and business data. databases and data collections, designs, diagrams. documentation. Records (as defined below). drawings. flow charts. materials. development plans. designs and brand elements. net"'ork conligurations and architectures, procedures, protocols, specifications. subroutines. techniques. tools. user interfaces, developments and deri, ative works with respect to any of the foregoing. and an) other forms of technology. For purposes of this Agreement. ·'Consultant Inventions'' means an) and all Inventions that Consultant conceives, makes. or reduces to specific form. either alone or jointly,.,, ith others. whether or not\\ ithin the scope of Sen ices provided to the Company, and "'hich relate to. result from or are suggested by any activities of the Compan) to v,hich Consultant was assigned. exposed or had access to during the tem1 of Consultant's engagement v,:ith the Company." hich Consultant Inventions arc created during the term or this Agreement or. to the extent resulting from or related to the Services provided under this Agrl.!cment or the Company's business activities. \\ithin one year following the tennination of the Agreement. . 3 . �---- ts

(b) *Works Made For Hire; Assignment of Inventions.* Consultant agrees that all Consultant Inventions that contain copyrightable subject matter are works made for hire for Company under the copyright laws of the United States or analogous provisions of applicable foreign laws. In the event that any such Consultant Invention does not contain copyrightable subject matter or for any reason cannot legally be a work made for hire, then Consultant hereby assigns and transfers all right, title and interest to said Consultant Invention to Company. The foregoing assignments shall be effective as of the date of creation of any applicable Consultant Invention without requirement of additional action or documentation by the Company or Consultant, provided, however, that the foregoing shall in no way diminish Consultant's obligations under Section 8(f) below. For the avoidance of doubt, Consultant hereby also assigns to Company or waives any so-called "moral rights" or "droit moral" in the Consultant Inventions, to the extent permitted by law. Consultant represents, warrants, and covenants that, with the exception of the materials provided to Consultant by Company for use in providing the Services, the Consultant Inventions are and will be the original creation of Consultant and are and will not be the product of the copying of the property or creation of any third party. Consultant represents, warrants, and covenants that it has obtained and will obtain written assignments from all independent contractors, subcontractors and co-developers of any rights they may have in any of the Consultant Inventions. Consultant represents, warrants, and covenants that Consultant did not transfer, and will not transfer, any right or interest in any Consultant Invention (including without limitation a license) to any third party.

(c) *Disclosure of Inventions.* Consultant will promptly disclose to the Company all Consultant Inventions. In addition, Consultant will promptly disclose to the Company all Inventions that Consultant conceives, makes, or reduces to specific form, either alone or jointly with others, during the term of its engagement with the Company.

(d) *Certain Prior Inventions.* The term "Prior Inventions" shall mean any Inventions which Consultant has, alone or jointly with others, conceived, developed or reduced to specific form or caused to be conceived, developed or reduced to specific form prior to the commencement of the term of this Agreement that relates to the current or planned conduct of the Company. Without limiting Consultant's obligations under Section 7(c) or the representations under Section 9, if Consultant uses a Prior Invention in the course of its performance of Services for the Company or incorporates a Prior Invention in any product, service or other offering of the Company (which, in each instance, Consultant may do only upon Company's prior written approval), Consultant hereby grants Company a non-exclusive, royalty-free, paid-up, perpetual and irrevocable, worldwide right to make, use, sell, import, reproduce, distribute, modify, display, perform and sublicense such Prior Invention for the purpose of developing, manufacturing, marketing, selling, supporting, and distributing Company products, services, and other Company offerings worldwide either directly or through multiple tiers of distribution.

(e) *Records.* Consultant will keep and maintain adequate and current written records with respect to all Consultant Inventions ("Records"). The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times.

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(f) *Assistance.* Consultant will take all actions requested by the Company and to otherwise cooperate with and assist the Company or its designee as necessary to obtain, perfect and enforce the Company's rights in the Consultant Inventions, including any proprietary rights relating thereto, in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of applications, specifications, oaths, assignments, recordations, and other instruments (collectively, "Instruments") which the Company shall deem necessary in order to apply for, obtain, perfect, maintain, enforce, license or transfer such rights and in order to assign and convey to the Company, its successors, assigns and designees the sole and exclusive right, title and interest in and to the Consultant Inventions, including any proprietary rights relating thereto. Consultant's obligation to cooperate with the Company and to execute Instruments as described in this section shall continue after the termination of the Agreement for any reason and the Company shall compensate Consultant at a reasonable rate for the time actually spent at the Company's request with respect to such cooperation after the termination of the Agreement. Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, to act for and on its behalf to execute and file any Instruments and to do all other lawfully permitted acts to further the application for, registration, prosecution, perfection, issuance, maintenance or transfer of patents, copyrights, and other proprietary rights with the same legal force and effect as if originally executed by Consultant, which designation the Company shall exercise if the Company is unable because of mental or physical incapacity, unavailability, or other reason to secure its signature on any instrument as described in this section. Consultant hereby waives and irrevocably assigns to the Company any and all claims which Consultant now or hereafter has for infringement of any and all proprietary rights assigned to the Company under this Agreement.

9. Additional Representations and Warranties of Consultant. Consultant hereby represents and warrants that:

(a) The Services will be of a professional quality conforming to generally accepted industry standards and practices, and performed in a timely manner in accordance with the terms and conditions of this Agreement.

(b) Consultant is not obligated under any consulting agreement, employment agreement, or other agreement or obligation that conflicts with, or would prevent Consultant from fully performing its obligations under, this Agreement, including without limitation its obligation to assign all rights to all Consultant Inventions to the Company pursuant to Section 8(b), and he will not enter into any such agreement or obligation during the period of its engagement by the Company;

(c) The execution and delivery of and the compliance with this Agreement by Consultant will not result in a material conflict with or breach of any agreement or instrument to which Consultant is a party or may be bound, including any agreement limiting the use or disclosure of proprietary information acquired prior to its engagement by the Company;

(d) Consultant is not aware of any reason that he will not be able to timely obtain and maintain all permits or licenses (if any) required by the statutes, rules and regulations

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governing gaming in jurisdictions ,.,,here the Company does or ma:r do busines� (col lecrively. the ··Gaming Lav. s"): (c) Consultant is not a\rnrc of an) action. imestigalion. or proceeding pending or threatened, or any basis for any of the foregoing. involving prior employment or engagements for third parties as an independent contractor. or use of an:r infonnation or Inventions of any funner employer or third party; (f) At the time oftcnnination of Consultant"s engagement by the Compan.i-. Consultant will deliver to the Com pan) (and "i I I not keep in its posscc;sion. repr<'lduce or deli, er to an) third part)) an) and all Proprietar) Information. Inventions (including Consultant Inventions). Records. and other documents or property. or reproductions of an) of the foregoing that belong to the Compan). Consultant ad.nov.-ledges that an) property situated on the Company's premises and owned by the Company. including disks and other storage media. Ii ling cabinets or other \\Ork areas. is subject 10 impection h) Compan) per,;onnel at any time ,..,ith or without notice: and (g) In the event of the termination of the Agreement. Consultant hereby consents to notification b) the Company to an) party for "horn Consultant pro, ides services about the Cornpan) ·s rights and Consultant's obligations under this agreement. I 0. , otices. Any notice. request. demand or other communication required or permitted hereunder shall be deemed to be properl)' gi1,cn \\hen personally scncd in writing or ,,.hen deposited in the United States mail. postage prepaid. addressed to the othcr part) at the address provided belo\\. Either part) may change its address b) •Mitten notice made in accordance "ith this section. l f to the Compan): Rush Street lntcracti \.e I.LC 900 1'<. Michigan A,enue Suite 1 600 Chicago. II 6061 1 Attn: Richard Sch\\artL With a cop) to: Rush treet lnteraeti, e I.LC 900 1• Michigan Avenue �uite 1 600 Chicago. IL 606 1 1 Attn: ["**] lf to Consultant: I he address set forth on 1-.l\.hibit A. 1 1 . Indemnification. C. onsultant shall indernnif� and hold hannless the Compan�. its affiliates and each of their respective partners. mcmbers, manager:. shard1olders. directors, oflicers. emplo)ees. and agents. as ,..,ell as their personal represt:ntati,cs. hcirc;, -,ucccssors and - 6 -

assigns, and each of them, from and against any and all claims, liabilities, losses, demands, penalties, fines, suits, judgments, settlements, damages, costs and expenses (including without limitation reasonable attorney's fees) incurred by Company, its affiliates or any such person or entity, arising out of or related to any act or omission of Consultant in connection with the duties hereunder or the failure, breach or default by Consultant of any of the representations, warranties, covenants or other agreements of Consultant contained in this Agreement.

12. Non-Solicitation and Non-Disparagement.

(a) During Consultant's engagement with the Company and for a period of twelve months thereafter, Consultant shall not, either directly or indirectly, for Consultant or on behalf of any other person or entity:

(i) communicate with, induce, entice, solicit, or contact any of the Company's and/or its affiliates' clients, customers (including without limitation anyone tracked in an affiliates' player identification systems), investors, advisors, representatives, directors, consultants, independent contractors, vendors or individuals or entities approached by the Company during the term of the Agreement to potentially become any of the foregoing (each, a "Stakeholder") in any manner that is intended to or is reasonably likely to have the effect of being detrimental to the Company's and/or its affiliates' interests, including without limitation any attempt to get any Stakeholder to cease doing business with the Company and/or an affiliate or to patronize or do business with any casino or gaming establishment (online or otherwise) other than a casino affiliated with the Company;

(ii) canvass, request, advise or induce any individual or entity, including any Stakeholder, to withdraw, curtail or cancel its relationship, business, employment or customer relationship with the Company and/or its affiliates; or

(iii) employ, hire, retain, attempt to hire or otherwise engage the services of, solicit for the sake of hiring, or otherwise retain the services of any employee, consultant, contractor, investor, advisor, agent, representative, member, manager, or director of the Company and/or its affiliates who has served as an employee of or otherwise provided any advice or service to the Company and/or its affiliates during Consultant's engagement by the Company or at any time within six months of the date of any action by or of Consultant that violates this Agreement.

(b) Each party agrees not to make statements or take actions that disparage or are reasonably likely to have the effect of disparaging or being detrimental to the other party, or the other party's affiliates, including without limitation by making statements to the media or press, on publically accessible internet sites or in any other public forum.

13. Remedies. Consultant acknowledges and agrees that breach of this Agreement shall entitle the Company to any relief available to it in law or in equity, including without limitation the right to seek relief in court to enforce this Agreement. Consultant understands and acknowledges that the Company and/or its affiliates would be irreparably injured by Consultant's breach of this Agreement. Consultant agrees a breach of this Agreement would entitle the

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Company and/or its affiliates to immediate injunctive relief and such other equitable relief, including without limitation specific performance of this Agreement, in addition to recovery of any damages, costs, expenses and attorneys' fees. Furthermore, Consultant agrees that Consultant should not be entitled to benefit from any breach of any of the restrictions in this Agreement.

14. Reasonable Restrictions and Remedies. Consultant acknowledges that the scope and duration of the restrictions and covenants in this Agreement are reasonable and fair. As such, if a court determines that any restrictive covenant in this Agreement is vague, overbroad, or unenforceable in any respect, the court is expressly authorized by Consultant and the Company to enforce the covenant or restriction to the greatest extent it deems appropriate and may modify such covenant or restriction accordingly.

15. Agreement. The parties agree that this Agreement was made and entered into in Chicago, Illinois and that the laws of the State of Illinois shall govern this Agreement, without regard to conflict of laws principles. Jurisdiction and venue are limited in any proceeding by the Company or Consultant arising from, related to, or to enforce or dispute their rights under this Agreement to any court geographically located in Chicago, Illinois with said courts to have exclusive, irrevocable jurisdiction and venue over such matters. Consultant hereby waives any objections to the jurisdiction and venue of the courts in or for Chicago, Illinois including any objection to personal jurisdiction, venue, and/or forum non-conveniens, whether under any agreement signed on a date prior to the date of this Agreement that provides for a different venue or jurisdiction or otherwise.

16. Compliance with Gaming Laws. Consultant hereby acknowledges that this Agreement and the underlying engagement is subject to the Gaming Laws, and may be disclosed to and subject to approval of any regulatory body that oversees gaming activities with jurisdiction or that may in the future have jurisdiction over the Company (each, a "Gaming Board"). Consultant represents and warrants that he is and will continue to be throughout the term of this Agreement suitable to conduct business with the Company. Consultant agrees to provide Company (or any designated agent of the Company) and each Gaming Board with such background information and documentation as is requested by the Company and/or a Gaming Board, and to submit to any investigation to determine that Consultant is suitable to conduct business with Company. Consultant agrees to comply with all Gaming Laws and to assist Company, as necessary, in complying with the Gaming Laws. Consultant agrees that Company may immediately terminate this Agreement, in whole or in part, without liability on the part of Company or any qualified party to this Agreement or any related agreement, if a Gaming Board disapproves of this Agreement or any part hereof or if Company determines, in its good faith opinion, that Consultant is not suitable to conduct business with the Company.

17. Assignment. Any attempt by Consultant to assign any rights, duties or obligations that arise under this Agreement without the prior written consent of the Company shall be null and void *ab initio* and shall constitute a breach of the terms of this Agreement.

18. Entire Agreement: Modification. This Agreement constitutes the entire agreement between the Company and Consultant. No promises, guarantees, inducements or agreements, oral or written, express or implied, have been made regarding the provision of any

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sen, icc::s. other than as contained in this Agreement. This Agreement can be modi lied only in writing signed by both parties hereto. 19. Scverahilit)'. I n the event of the invalidity or unenforceability of any one or more of the provisions of this Agreement, such i l legality or uncnforceability shall not affect the , al id it) or enlorceabilit) of the other pro, isions hereof. and such other prO\ is ions shall be deemed to remain in full force and effect. 20. Continuing Effect. Sections 4 through 21 !>hall sun he the expiration or the tennination of obligations of each part) 10 the other. 2 1 . Execution in Counterparts. This Agreement ma) be executed in one or more counterparts. each of which shall be deemed to be an original. but all of which LOgether shall constitute one and the same instrument. This Agreement. to the extent delivered by means of a facsimile machine or electronic mail. shall be treated in all manner and respects as an original agreement or in!.trument and shall be considered to have the same binding legal effect as if it ,.,.ere the original signed version thereof delivered i n person. IN WITNESS WHERFOF. the parties have executed this /\greement effccti,c as of the date first written above. Rush . c LLC 8): Nam' Title: President [***] ; __ �-. 1.1rr 8): �- .£�-� Name: Einar Roo�ildll Title: Director • l) -

Exhibit A I . Services & Deliverables. Consultant wil l oversee and advise on technology development projects undertaken b) the Company's development organization in Estonia and certain third party contractors as specified by Company from time-to-time. Consultant wil l also provide deliverables consisting of materials and other \\Ork product related to the Services as specified by Company from time-to-time (·'Deliverables'"). 2 . Change Orders. No changes or revisions to this Exhibit (or a Deliverable previously specified by Company under this Exhibit) ma) be made unless agreed to by both Parties in writing. If either Party believes that a change to this Exhibit or a Deliverable is necessary or desirable, such Part) shall submit a written change request to the other Party (a "'Change Request''). The Party receiv ing a Change Request shall have five (5) Business Days to respond to the Change Request in writing ( a "Change Response") unless the Parties agree in writing to a different time period for a particular Change Response. Each Party shall make its Change Requests and Change Responses as detailed as possible. Change Responses from Consultant wi l l describe the anticipated effect of the Change Request on each element of this Exhibit (or the at-issue Deliverable) and any addition or reduction in costs and Fees. if any. to implement the Change Request. I f the Party making the Change Request accepts the Change Response. it shall be deemed to be a ··Change Order", and it shall become part of this Exhibit (or the at-issue Deliverable). If the Party that made the Change Request does not accept the Change Response, the Parties wil l negotiate in good faith to resolve their disagreement. during which time. all Services not impacted by the disputed Change Request shall continue \\ ithout interruption. 3. Conduct of Acceptance Test. On a calendar quarterly basis during the Term, Compan)' shall review the Services perfonned and Deliverables produced b) Consultant for compliance with Consultant's obligations under this Agreement. Company's reasonable business expectations. and conformance to any specifications and Deliverable completion mi lestones previously provided by Company (collectively "Acceptance Criteria''). Company shall report the results of each such revie,\ to Consultant. I f the reviewed Services and Deliverables meet the Acceptance Criteria, as determined b) Company in its sole discretion. then Company shall notify Consultant of it5 acceptance of such Serv ices and Deliverables (''Acceptance·· or "Accepted"). In the event that Company determines, in its sole discretion. that any Service or Deliverable fails to meet an applicable Acceptance Criteria. Consultant shall. where practicable. deliver a re-.ised version of the deficient Deliverable or re-perform the deficient Service until Acceptance is achieved. 4. Compensation. Corn pan) shall pa) f I 0.000 to Consultant on a calendar month I) basis (the "Consu lting Fees"); provided that, in the event an) Deliverable submitted or Sen ice perfonned b) Company is not Accepted on initial revie,\ b) Compan) . Compan) may. in its sole discretion. reduce the Consulting Fees for the immediately subsequent calendar quarter by up to ten percent ( I 0%). Compensation wil l be paid after submission of im oices by Consultant including timesheets and such other information as the Company reasonably requests. > LL<.iAI I �3756H62 2

5. Address for Notices. _(***] [***] -[***] =[***} - - Phone: _(***] Email : _ [***] - I I -